Exhibit 99.2
INTELLECTUAL PROPERTY SECURITY AGREEMENT
     THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of September 20, 2006 is made by VERSO TECHNOLOGIES, INC, a Minnesota corporation (“Verso”), TELEMATE.NET SOFTWARE, INC., a Georgia corporation (“Telemate”) and VERSO VERILINK, LLC, a Georgia limited liability company (“Verilink”, and together with Verso and Telemate, the “Grantors” and each a “Grantor”), in favor of Laurus Master Fund, Ltd., a Cayman Islands company (“Lender”).
W I T N E S S E T H:
WHEREAS, pursuant to that certain Security Agreement dated as of the date hereof between Grantor and Lender (as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”), Lender has agreed to make the Loans for the benefit of Grantor; and
WHEREAS, Lender is willing to make the Loans as provided for in the Security Agreement, but only upon the condition, among others, that Grantor shall have executed and delivered to Lender this Intellectual Property Security Agreement;
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees as follows:
1. DEFINED TERMS.
          (a) When used herein the following terms shall have the following meanings:
     “Copyrights” means all works capable of copyright under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, and the right to obtain all renewals of any of the foregoing.
     “Copyright Licenses” means all written agreements relating to any Copyright, including agreements providing the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright, and whether Grantor is named as licensor, licensee or otherwise.
     “IP Licenses” shall mean Copyright Licenses, Patent Licenses and Trademark Licenses.
     “Patents” means (a) all letters patent of the United States, any other country or any political subdivision thereof, and all reissues and extensions of such letters patent, (b) all applications for letters patent of the United States or any other county and all divisions, continuations and continuations-in-part thereof, and (c) all rights to obtain any reissues or extensions of the foregoing.

     “Patent Licenses” means all agreements, whether written or oral, relating to any Patent, including agreements providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, and whether Grantor is named as licensor, licensee or otherwise.
     “Trademarks” means (a) all trademarks, trade names, corporate names, business names, fictitious business names, trade styles, services marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or political subdivision thereof, or otherwise, and all common-law rights thereto, and (b) the right to obtain all renewals thereof.
     “Trademark Licenses” means, collectively, each agreement, whether written or oral, relating to any Trademark, including agreements providing for the grant by or to any Grantor of any right to use any Trademark, and whether Grantor is named as licensor, licensee or otherwise.
     (b) All capitalized terms used but not otherwise defined herein have the meanings given to them in Schedule A to the Security Agreement.
2. GRANT OF SECURITY INTEREST IN INTELLECTUAL PROPERTY COLLATERAL. To secure the complete and timely payment of all the Obligations of Grantor now or hereafter existing from time to time, Grantor hereby pledges and grants to Lender a continuing first priority security interest in all of Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Intellectual Property Collateral”):
     (a) all of its Patents and Patent Licenses to which it is a party including those referred to on Schedule I hereto;
     (b) all of its Trademarks and Trademark Licenses to which it is a party including those referred to on Schedule II hereto;
     (c) all of its Copyrights and Copyright Licenses to which it is a party including those registered Copyrights referred to on Schedule III hereto; NOTE: LAURUS SHOULD BE GRANTED A SECURITY INTEREST IN ALL COPYRIGHTS, BUT THE SCHEDULE TO BE FILED WITH THE COPYRIGHT OFFICE MAY BE LIMITED TO REGISTERED COPYRIGHTS
(d) all reissues, continuations or extensions of the foregoing;
     (e) all goodwill of the business connected with the use of, and symbolized by, each Patent, each Patent License, each Trademark, each Trademark License, each Copyright and each Copyright License; and
     (f) all products and proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future (i) infringement or dilution of any Patent or Patent licensed under any Patent License, (ii) injury to the goodwill associated with any Patent or any Patent licensed under any Patent License, (iii) infringement or dilution of any Trademark or Trademark licensed under any Trademark License, (iv) injury to the goodwill associated with any Trademark or any Trademark licensed under any Trademark License, (v) infringement or dilution of any Copyright or Copyright licensed under any Copyright License, and (vi) injury to the goodwill associated with any Copyright or any Copyright licensed under any Copyright License.
3. REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants that Grantor does not have any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Schedule I, Schedule II and Schedule III, respectively, hereto. To Grantor’s knowledge, this Intellectual Property Security Agreement is effective to create a valid and continuing Lien on and, upon the filing hereof with the United States Patent and Trademark Office and the United States Copyright Office, perfected security interests in favor of Lender in all of Grantor’s Patents, Trademarks and Copyrights and such perfected security interests are enforceable as such as against any and all creditors of, and purchasers from, Grantor. To Grantor’s knowledge, upon filing of this Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office and the filing of appropriate financing statements listed on [Disclosure Schedule (6.1)] to the Security Agreement, all action necessary or desirable to protect and perfect Lender’s Lien on Grantor’s Patents, Trademarks and Copyrights shall have been duly taken. NOTE: Changes here are acceptable so long as legal opinion (lawyers) can opine on these legal conclusions.
4. COVENANTS. Grantor covenants and agrees with Lender that from and after the date of this Intellectual Property Security Agreement and until the Termination Date:
     (a) Grantor shall notify Lender immediately if it knows or has reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) which is material to the Grantor’s business as determined by the Grantor’s CEO in the good faith exercise of its reasonable business judgment may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding Grantor’s ownership of any Patent, Trademark or Copyright which is material to the Grantor’s business as determined by the Grantor’s CEO in the exercise of its reasonable business judgment, its right to register the same, or to keep and maintain the same.
     (b) If Grantor, either directly or through any agent, employee, licensee or designee, files an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, then Grantor shall notify Lender of such filing and provide Lender copies of all such applications, in each case, within three business days of such filing and, upon request of Lender, Grantor shall execute and deliver a supplement hereto (in form and substance satisfactory to Lender) to evidence Lender’s Lien on such Patent, Trademark or Copyright, and the General Intangibles of Grantor relating thereto or represented thereby.

     (c) Unless an application or registration is not material to Grantor’s business as determined by Grantor in the exercise of its reasonable business judgment, Grantor shall take all actions necessary or requested by Lender to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents or Trademarks (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.
     (d) In the event that any of the Intellectual Property Collateral which is material to Grantor’s business as determined by the Grantor’s CEO in the good faith exercise of its reasonable business judgment is infringed upon, or misappropriated or diluted by a third party, Grantor shall notify Lender promptly after Grantor learns thereof. Grantor shall, unless it shall reasonably determine that such Intellectual Property Collateral is in no way material to the conduct of its business or operations, promptly take all commercially reasonable action necessary to protect such Intellectual Property, and shall take such other actions as Lender shall deem appropriate under the circumstances to protect such Intellectual Property Collateral.
5. SECURITY AGREEMENT. The security interests granted pursuant to this Intellectual Property Security Agreement are granted in conjunction with the security interests granted to Lender pursuant to the Security Agreement. Grantor hereby acknowledges and affirms that the rights and remedies of Lender with respect to the security interest in the Intellectual Property Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. Lender acknowledges and agrees that so long as no Event of Default shall have occurred and be continuing nothing herein shall prevent Grantor from granting licenses in and to the Intellectual Property Collateral in the ordinary course of Grantor’s business.
6. REINSTATEMENT. This Intellectual Property Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
7. NOTICES. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Intellectual Property Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Security Agreement.

8. TERMINATION OF THIS SECURITY AGREEMENT. Subject to Section 6 hereof, this Intellectual Property Security Agreement shall terminate upon the Termination Date.

IN WITNESS WHEREOF, Grantor has caused this Intellectual Property Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

VERSO TECHNOLOGIES, INC
By:	/s/ Juliet M. Reising
	Name:	Juliet M. Reising
	Title:	EVP & CFO

TELEMATE.NET SOFTWARE, INC.
By:	/s/ Juliet M. Reising
	Name:	Juliet M. Reising
	Title:	VP

VERSO VERILINK, LLC
By:	/s/ Juliet M. Reising
	Name:	Juliet M. Reising
	Title:	VP

ACCEPTED and ACKNOWLEDGED by: Laurus Master Fund, Ltd.
By:	/s/ David Grin
	Name:	David Grin
	Title:	Duly Authorized Signatory

6